EXHIBIT 99.1
Investor Contact:
Erik Holznecht
Exact Sciences Corp.
investorrelations@exactsciences.com
608-535-8659

Media Contact:
Steph Spanos
Exact Sciences Corp.
sspanos@exactsciences.com
608-556-4380

For Immediate Release

Exact Sciences Announces Preliminary Fourth Quarter 2024 Results

Highlighted announcements:

•Expects total fourth quarter revenue of $713 million, an increase of 10% compared to the fourth quarter of 2023, with Screening revenue of $553 million and Precision Oncology revenue of $161 million
•Anticipates total full-year 2024 revenue of $2.76 billion, an increase of 10% compared to full-year 2023
•Plans to launch three new cancer tests in 2025: Cologuard PlusTM, next-generation colorectal cancer screening test, OncodetectTM, molecular residual disease test, and CancerguardTM, multi-cancer screening test

MADISON, Wis., January 12, 2025 -- Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the company expects to report revenue of $713 million for the fourth quarter ended December 31, 2024.

"The Exact Sciences team delivered strong results to finish 2024, setting us up for sustained growth and profitability in the years to come," said Kevin Conroy, chairman and CEO. "We look forward to expanding our impact as the platform supporting Cologuard® and Oncotype DX® powers three new cancer diagnostics launching in 2025, enabling Exact Sciences to advance cancer prevention, early detection, and personalized treatment."

Preliminary, Unaudited Fourth Quarter 2024 Financial Results

For the three-month period ended December 31, 2024, as compared to the same period of 2023:

•Total revenue of $713 million, an increase of 10 percent
•Screening revenue of $553 million, an increase of 14 percent
•Precision Oncology revenue of $161 million, an increase of 0.4 percent

Preliminary, Unaudited 2024 Financial Results

For the twelve-month period ended December 31, 2024, as compared to the same period of 2023:

•Total revenue of $2.759 billion, an increase of 10 percent, or 11 percent excluding COVID-19 testing
•Screening revenue of $2.104 billion, an increase of 13 percent
•Precision Oncology revenue of $655 million, an increase of 4 percent

Screening primarily includes laboratory service revenue from Cologuard tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX and therapy selection tests.

Important Note Regarding Preliminary, Unaudited Financial Results
Exact Sciences has not completed preparation of its financial statements for the fourth quarter or full year of 2024. The revenue figures presented in this news release for the fourth quarter of 2024 and for the year ended December 31, 2024 are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results for the fourth quarter of 2024. Exact Sciences is in the process of completing its customary year-end close and review procedures as of and for the year ended December 31, 2024, and there can be no assurance that final results for this period will not differ from these estimates. During the course of the preparation of Exact Sciences' consolidated financial statements and related notes as of and for the year ended December 31, 2024, the company's independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein.

Exact Sciences plans to report 2024 financial results during its February 2025 earnings call.

About the Cologuard and Cologuard Plus tests
Developed in collaboration with Mayo Clinic, the Cologuard and Cologuard Plus tests are non-invasive colorectal cancer (CRC) screening options for the 110 million U.S. adults ages 45 or older who are at average risk for the disease.

The Cologuard test revolutionized CRC screening by detecting specific DNA markers and blood associated with cancer and precancer in stool, allowing patients to use the test at home without special preparation or time off. It is covered by Medicare and included in national screening guidelines from both the American Cancer Society (2018) and the U.S. Preventive Services Task Force (2021). Since its launch in 2014, the Cologuard test has been used to screen for CRC 18 million times.

Building on this success, the FDA-approved Cologuard Plus test raises the performance bar even further and features novel biomarkers, improved laboratory processes, and enhanced sample stability. The Cologuard Plus test is expected to reduce false positives by nearly 40%, to help minimize unnecessary follow-up colonoscopies. Both tests demonstrate Exact Sciences’ commitment to improving CRC screening access and outcomes. Exact Sciences expects to launch the Cologuard Plus test with Medicare coverage and guideline inclusion in 2025.

About the Cancerguard test
The Cancerguard test, currently in development, is designed to detect multiple cancers in their earliest stages from a single blood draw. Building upon decades of research, Exact Sciences intends to harness the additive sensitivity of multiple biomarker classes to detect more cancers in earlier stages. The Cancerguard test will utilize a streamlined and standardized imaging-based diagnostic pathway, which may result in fewer follow-up procedures. The test is being developed to provide high specificity to help minimize false positives while detecting multiple cancers, including those with the biggest toll on human health. These features describe current development goals. The Cancerguard test has not been cleared or approved by the U.S. Food and Drug Administration or any other national regulatory authority. To learn more, visit http://www.exactsciences.com/cancerguard.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra™ test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine by applying real-world evidence and guideline recommendations. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences gives patients and health care professionals the clarity needed to take life-changing action earlier. Building on the success of the Cologuard and Oncotype DX tests, Exact Sciences is investing in its pipeline to develop innovative solutions for use before, during, and after a cancer diagnosis. For more information, visit ExactSciences.com, follow Exact Sciences on X (formerly known as Twitter) @ExactSciences, or find Exact Sciences on LinkedIn and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; expectations for development of new or improved products and services and their impacts on patients; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; our reliance upon certain suppliers, including suppliers that are the sole source of certain supplies and products used in our tests and operations; approval and maintenance of adequate reimbursement rates for our products and services within and outside of the U.S.; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop and commercialize new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; our ability to protect and enforce our intellectual property; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; the potential effects of changing macroeconomic conditions, including the effects of inflation, interest rate and foreign currency exchange rate fluctuations, and geopolitical conflict; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations or the divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; and our ability to retain and hire key personnel. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.